Exhibit 99.1

NEWS RELEASE

Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Reports Second Quarter Adjusted EBITDA Increase of 35.5% to $7.1 Million on Strong Revenue Growth and Gross Margin Expansion

●	Consolidated revenue of $50.4 million up 21.1% from prior year

●	Service segment revenue grew 20.3% and gross margin expanded 70 basis points to 32.9%; organic revenue grew 14.0%

●	Distribution segment revenue grew 22.2% and gross margin expanded 240 basis points to 23.5%

●	Operating expenses include $0.8 million of one-time transaction costs from NEXA acquisition; adjusted EBITDA of $7.1 million, up 35.5% from prior year

ROCHESTER, NY, November 2, 2021 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration, repair, inspection and laboratory instrument services and value-added distributor of professional grade handheld test, measurement and control instrumentation, today reported financial results for its second quarter ended September 25, 2021 (the “second quarter”) of fiscal year 2022, which ends March 26, 2022 (“fiscal 2022”). Results include the previously reported acquisitions of BioTek Services, Inc. (“BioTek”) effective December 16, 2020, Upstate Metrology (“Upstate”) effective April 29, 2021 and Cal OpEx Limited (d/b/a NEXA Enterprise Asset Management), (“NEXA”) effective August 31, 2021.

“Our excellent second quarter results were driven by broad-based revenue strength and solid operational execution across both of our operating segments.” commented Lee D. Rudow, President and CEO. “Our Service segment revenue grew 20.3% and gross margin increased 70 basis points to a second quarter record of 32.9%. We reported 14.0% organic revenue growth as demand in our highly regulated end markets, including life sciences, remained strong. We are pleased with the continued expansion of our gross margin, which was largely driven by operating leverage on our fixed costs from organic growth.”

“Our Distribution segment revenue grew 22.2% on improved demand and an easier comparison against a prior-year period that was significantly impacted by the COVID-19 pandemic. Importantly, this segment has fully recovered from last year’s lows and is now exceeding pre-pandemic levels as revenue was up double-digits when compared to the second quarter of fiscal year 2020. Overall, our Service segment performance drove second quarter consolidated adjusted EBITDA of $7.1 million, an increase of $1.9 million or 35.5% from the prior year.”

Mr. Rudow added, “We are excited with the early progress made on our recent acquisition of NEXA Enterprise Asset Management. NEXA expands our reach into the attractive market for asset management services and its unique capabilities around managing cost, efficiency and the reliability components of life

Transcat Reports Second Quarter Adjusted EBITDA increase of 35.5% to $7.1 million on Strong Revenue Growth and Gross Margin Expansion
November 2, 2021

science companies’ instrumentation programs is a natural complement to our core calibration offerings. We are confident this enhances our overall value proposition to current and future customers and the NEXA and Transcat teams have already worked together to identify several synergistic growth opportunities.”

Second Quarter Fiscal 2022 Review	(Results are compared with the second quarter of the fiscal year ended March 27, 2021 (“fiscal 2021”))

($ in thousands)			Change
	FY22 Q2	FY21 Q2	$'s	%
Service Revenue	$29,544	$24,554	$4,990	20.3%
Distribution Sales	20,843	17,053	3,790	22.2%
Revenue	$50,387	$41,607	$8,780	21.1%
Gross Profit	$14,611	$11,494	$3,117	27.1%
Gross Margin	29.0%	27.6%

Operating Income	$3,578	$3,078	$500	16.2%
Operating Margin	7.1%	7.4%

Net Income	$3,015	$2,024	$ 991	49.0%
Net Margin	6.0%	4.9%

Adjusted EBITDA*	$7,079	$5,223	$1,856	35.5%
Adjusted EBITDA* Margin	14.0%	12.6%

*See Note 1 on page 4 for a description of this non-GAAP financial measure and page 10 for the Adjusted EBITDA Reconciliation table.

Consolidated revenue was $50.4 million, an increase of 21.1%. Consolidated gross profit was $14.6 million, an increase of $3.1 million, or 27.1%, and gross margin expanded 140 basis points to 29.0% due to strong operational performance in both the Service and Distribution segments. Operating expenses increased $2.6 million, or 31.1%, driven by incremental expenses from acquired businesses, investments in technology and $0.8 million in one-time transaction expenses related to the NEXA acquisition that closed within the quarter. Adjusted EBITDA was $7.1 million and increased by 35.5%. Net income per diluted share increased to $0.40 from $0.27.

Service segment delivers strong second quarter results

Represents the accredited calibration, repair, inspection and laboratory instrument services business (59% of total revenue for the second quarter of fiscal 2022).

($ in thousands)			Change
	FY22 Q2	FY21 Q2	$'s	%
Service Segment Revenue	$29,544	$24,554	$4,990	20.3%
Gross Profit	$9,712	$7,900	$1,812	22.9%
Gross Margin	32.9%	32.2%

Operating Income	$2,647	$2,977	$(330)	(11.1%	)
Operating Margin	9.0%	12.1%

Adjusted EBITDA*	$5,460	$4,475	$985	22.0%
Adjusted EBITDA* Margin	18.5%	18.2%

* See Note 1 on page 4 for a description of this non-GAAP financial measure and page 10 for the Adjusted EBITDA Reconciliation table.

Transcat Reports Second Quarter Adjusted EBITDA increase of 35.5% to $7.1 million on Strong Revenue Growth and Gross Margin Expansion
November 2, 2021

Service segment revenue increased 20.3% to $29.5 million and included $1.6 million of incremental revenue from acquisitions. Organic revenue growth was 14.0% and was driven by improvement in end market conditions, continued market share gains and an easier comparison over the prior-year quarter, which was impacted by the COVID-19 pandemic.

The segment gross margin increased by 70 basis points due continued strong technician productivity and operating leverage on fixed costs.

Distribution segment revenue and margins showed strong increases

Represents the sale and rental of new and used professional grade handheld test, measurement and control instrumentation (41% of total revenue for the second quarter of fiscal 2022).

($ in thousands)			Change
	FY22 Q2	FY21 Q2	$'s	%
Distribution Segment Sales	$20,843	$17,053	$3,790	22.2%
Gross Profit	$4,899	$3,594	$1,305	36.3%
Gross Margin	23.5%	21.1%

Operating Income	$931	$101	$830	821.8%
Operating Margin	4.5%	0.6%

Adjusted EBITDA*	$1,619	$748	$871	116.4%
Adjusted EBITDA* Margin	7.8%	4.4%

* See Note 1 on page 4 for a description of this non-GAAP financial measure and page 10 for the Adjusted EBITDA Reconciliation table.

Distribution sales increased 22.2% on improved market conditions and an easier comparison to the prior year period, which was impacted by the COVID-19 pandemic. Distribution segment gross margin increased 240 basis points on a favorable mix of products sold.

Six Month Review (Results are compared with the first six months of fiscal 2021)

Total revenue was $98.2 million, an increase of 21.9%. Consolidated gross profit was up $7.2 million, or 34.6%, and gross margin expanded to 28.7% or 270 basis points. Consolidated operating expenses increased $4.0 million, or 23.7%, driven by incremental expenses from acquired businesses, investments in technology and $0.8 million in one-time transaction expenses related to the NEXA acquisition that closed in the second quarter. As a result, consolidated operating income was $7.3 million compared with $4.0 million in last fiscal year’s period.

Net income was $6.7 million, or $0.88 per diluted share, compared with $2.8 million, or $0.38 per diluted share. Adjusted EBITDA was $13.2 million, an increase of 51.4%. See Note 1 on page 4 for a description of this non-GAAP financial measure and page 10 for the Adjusted EBITDA Reconciliation table.

Balance Sheet Highlights

At September 25, 2021, the Company had $46.6 million available for borrowing under its secured revolving credit facility. Total debt of $43.1 million was up $23.5 million from fiscal 2021 year-end. The Company’s leverage ratio, as defined in the credit agreement, was 1.54 at September 25, 2021, compared with 0.94 at March 27, 2021.

Transcat Reports Second Quarter Adjusted EBITDA increase of 35.5% to $7.1 million on Strong Revenue Growth and Gross Margin Expansion
November 2, 2021

Outlook

Mr. Rudow concluded, “The second quarter results were excellent and we are appreciative of the hard work and solid execution from our teams in both our Service and Distribution segments. We have a strong balance sheet, sustainable Service segment gross margins and an active M&A pipeline. We are confident that the strength of our unique and enhanced value proposition and our new customer pipeline positions us well for continued strong organic growth.

“For the third quarter of fiscal 2022, we expect Service total revenue growth to be similar to what we achieved in the second quarter, with roughly half of the growth to come organically and the other half coming from acquisition. We expect Service gross margin to expand over the prior year third quarter, similar to the level of year-over-year expansion we just achieved in the second quarter. Distribution revenue is expected to grow in the low teens in the third quarter on improved order trends and a prior-year comparison that includes lower levels of demand due to the COVID-19 pandemic.”

Transcat revised its fiscal year 2022 income tax rate to a range between 14% and 15% from the previous estimated range of 16% to 18%. This estimate includes Federal, various state, Canadian and Irish income taxes and reflects the discrete tax benefit associated with share-based payment and stock option activity.

Webcast and Conference Call

Transcat will host a conference call and webcast on Wednesday, November 3, 2021 at 11:00 a.m. ET. Management will review the financial and operating results for the second quarter, as well as the Company’s strategy and outlook. A question and answer session will follow the formal discussion. The review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations. The conference call can be accessed by calling (201) 689-8471. Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

A telephonic replay will be available from 2:00 p.m. ET on the day of the call through Wednesday, November 10, 2021. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13724485, access the webcast replay at www.transcat.com/investor-relations, where a transcript will be posted once available.

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense, non-cash loss on sale of building and acquisition related transaction expenses), which is a non-GAAP measure. The Company’s management believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, the Company uses Adjusted EBITDA as a measure of performance when evaluating its business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. See the attached Adjusted EBITDA Reconciliation table below.

Transcat Reports Second Quarter Adjusted EBITDA increase of 35.5% to $7.1 million on Strong Revenue Growth and Gross Margin Expansion
November 2, 2021

ABOUT TRANSCAT

Transcat, Inc. is a leading provider of accredited calibration, repair, inspection and laboratory instrument services. The Company is focused on providing best-in-class services and products to highly regulated industries, particularly the Life Science industry, which includes pharmaceutical, biotechnology, medical device and other FDA-regulated businesses; as well as aerospace and defense, and energy and utilities. Transcat provides periodic on-site services, mobile calibration services, pickup and delivery, in-house services at its 22 Calibration Service Centers strategically located across the United States, Puerto Rico, Canada and Ireland, and services at 20 imbedded customer-site locations. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage the complementary nature of its two operating segments, its comprehensive service capabilities, strong brand, enhanced e-commerce capabilities and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model.

More information about Transcat can be found at: Transcat.com.

Transcat Reports Second Quarter Adjusted EBITDA increase of 35.5% to $7.1 million on Strong Revenue Growth and Gross Margin Expansion
November 2, 2021

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” “plans,” “aims” and other similar words. All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the Company’s response to the coronavirus (“COVID-19”) pandemic, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

For more information contact:

Mark A. Doheny, Chief Financial Officer
Phone: (585) 563-5766
Email: mark.doheny@transcat.com

FINANCIAL TABLES FOLLOW.

Transcat Reports Second Quarter Adjusted EBITDA increase of 35.5% to $7.1 million on Strong Revenue Growth and Gross Margin Expansion
November 2, 2021

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)		(Unaudited)
	Second Quarter Ended		Six Months Ended
	September 25,	September 26,	September 25,	September 26,
	2021	2020	2021	2020
Service Revenue	$29,544	$24,554	$57,101	$47,521
Distribution Sales	20,843	17,053	41,076	32,990
Total Revenue	50,387	41,607	98,177	80,511

Cost of Service Revenue	19,832	16,654	38,637	33,552
Cost of Distribution Sales	15,944	13,459	31,409	26,056
Total Cost of Revenue	35,776	30,113	70,046	59,608

Gross Profit	14,611	11,494	28,131	20,903

Selling, Marketing and Warehouse
Expenses	4,974	4,291	9,971	8,365
General and Administrative Expenses	6,059	4,125	10,893	8,496
Total Operating Expenses	11,033	8,416	20,864	16,861

Operating Income	3,578	3,078	7,267	4,042

Interest and Other Expense, net	250	317	445	560

Income Before Income Taxes	3,328	2,761	6,822	3,482
Provision for Income Taxes	313	737	119	660

Net Income	$3,015	$2,024	$6,703	$2,822

Basic Earnings Per Share	$0.40	$0.27	$0.90	$0.38
Average Shares Outstanding	7,482	7,417	7,473	7,405

Diluted Earnings Per Share	$0.40	$0.27	$0.88	$0.38
Average Shares Outstanding	7,595	7,549	7,578	7,525

Transcat Reports Second Quarter Adjusted EBITDA increase of 35.5% to $7.1 million on Strong Revenue Growth and Gross Margin Expansion
November 2, 2021

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)	(Audited)
	September 25,	March 27,
	2021	2021
ASSETS
Current Assets:
Cash	$2,551	$560
Accounts Receivable, less allowance for doubtful accounts of $698
and $526 as of September 25, 2021 and March 27, 2021, respectively	36,464	33,950
Other Receivables	448	428
Inventory, net	10,205	11,636
Prepaid Expenses and Other Current Assets	4,105	2,354
Total Current Assets	53,773	48,928
Property and Equipment, net	23,034	22,203
Goodwill	59,441	43,272
Intangible Assets, net	12,753	7,513
Right To Use Asset, net	8,393	9,392
Other Assets	919	808
Total Assets	$158,313	$132,116

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$10,983	$12,276
Accrued Compensation and Other Liabilities	8,455	10,417
Income Taxes Payable	-	382
Current Portion of Long-Term Debt	2,134	2,067
Total Current Liabilities	21,572	25,142
Long-Term Debt	40,917	17,494
Deferred Tax Liabilities	4,914	3,201
Lease Liabilities	6,705	7,958
Other Liabilities	3,461	3,243
Total Liabilities	77,569	57,038

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized;
7,518,159 and 7,458,251 shares issued and outstanding
as of September 25, 2021 and March 27, 2021, respectively	3,759	3,729
Capital in Excess of Par Value	22,713	19,287
Accumulated Other Comprehensive Loss	(502)	(451)
Retained Earnings	54,774	52,513
Total Shareholders' Equity	80,744	75,078
Total Liabilities and Shareholders' Equity	$158,313	$132,116

Transcat Reports Second Quarter Adjusted EBITDA increase of 35.5% to $7.1 million on Strong Revenue Growth and Gross Margin Expansion
November 2, 2021

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(Unaudited)
	For the Six Months Ended
	September 25,	September 26,
	2021	2020
Cash Flows from Operating Activities:
Net Income	$6,703	$2,822
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Loss on Disposal of Property and Equipment	84	68
Deferred Income Taxes	7	47
Depreciation and Amortization	4,131	3,736
Provision for Accounts Receivable and Inventory Reserves	499	523
Stock-Based Compensation Expense	1,057	678
Changes in Assets and Liabilities:
Accounts Receivable and Other Receivables	(374)	3,543
Inventory	1,739	623
Prepaid Expenses and Other Assets	(1,847)	(625)
Accounts Payable	(1,293)	(892)
Accrued Compensation and Other Liabilities	(2,812)	1,626
Income Taxes Payable	(392)	327
Net Cash Provided by Operating Activities	7,502	12,476

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(3,770)	(3,116)
Business Acquisitions, net of cash acquired	(20,910)	-
Net Cash Used in Investing Activities	(24,680)	(3,116)

Cash Flows from Financing Activities:
Proceeds from (Repayment of) Revolving Credit Facility, net	24,511	(6,632)
Repayments of Term Loan	(1,021)	(979)
Issuance of Common Stock	1,238	474
Repurchase of Common Stock	(5,649)	(1,287)
Net Cash Provided by (Used in) Financing Activities	19,079	(8,424)

Effect of Exchange Rate Changes on Cash	90	(473)

Net Increase in Cash	1,991	463
Cash at Beginning of Period	560	499
Cash at End of Period	$2,551	$962

Transcat Reports Second Quarter Adjusted EBITDA increase of 35.5% to $7.1 million on Strong Revenue Growth and Gross Margin Expansion
November 2, 2021

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(in thousands)
(Unaudited)

	Fiscal 2022
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,688	$3,015			$6,703
+ Interest Expense	189	169			358
+ Other Expense / (Income)	6	81			87
+ Tax Provision	(194)	313			119
Operating Income	$3,689	$3,578			$7,267
+ Depreciation & Amortization	1,990	2,141			4,131
+ Transaction Expense	-	821			821
+ Other (Expense) / Income	(6)	(81)			(87)
+ Noncash Stock Compensation	437	620			1,057
Adjusted EBITDA	$6 110	$7,079			$13,189

Segment Breakdown

Service Operating Income	$2,974	$2,647			$5,621
+ Depreciation & Amortization	1,488	1,634			3,122
+ Transaction Expense	-	821			821
+ Other (Expense) / Income	(2)	(56)			(58)
+ Noncash Stock Compensation	261	414			675
Service Adjusted EBITDA	$4,721	$5,460			$10,181

Distribution Operating Income	$715	$931			$1,646
+ Depreciation & Amortization	502	507			1,009
+ Other (Expense) / Income	(4)	(25)			(29)
+ Noncash Stock Compensation	176	206			382
Distribution Adjusted EBITDA	$1,389	$1,619			$3,008

	Fiscal 2021
	Q1	Q2	Q3	Q4	YTD
Net Income	$798	$2,024	$1,761	$3,208	$7,791
+ Interest Expense	224	233	203	190	850
+ Other Expense / (Income)	19	84	16	122	241
+ Tax Provision	(77)	737	539	992	2,191
Operating Income	$964	$3,078	$2,519	$4,512	$11,073
+ Depreciation & Amortization	1,871	1,864	1,861	1,984	7,580
+ Restructuring Expense	360	-	-	290	650
+ Other (Expense) / Income	(19)	(85)	(15)	(122)	(241)
+ Noncash Stock Compensation	312	366	197	638	1,513
Adjusted EBITDA	$3,488	$5,223	$4,562	$7,302	$20,575

Segment Breakdown

Service Operating Income	$1,129	$2,977	$1,956	$4,379	10,441
+ Depreciation & Amortization	1,394	1,359	1,372	1,472	5,597
+ Restructuring Expense	193	-	-	156	349
+ Other (Expense) / Income	(15)	(57)	(8)	(82)	(162)
+ Noncash Stock Compensation	162	196	126	351	835
Service Adjusted EBITDA	$2,863	$4,475	$3,446	$6,276	$17,060

Distribution Operating Income	$(165)	$101	$563	$133	$632
+ Depreciation & Amortization	477	505	489	512	1,983
+ Restructuring Expense	167	-	-	134	301
+ Other (Expense) / Income	(4)	(28)	(7)	(40)	(79)
+ Noncash Stock Compensation	150	170	71	287	678
Distribution Adjusted EBITDA	$625	$748	$1,116	$1,026	$3,515

Transcat Reports Second Quarter Adjusted EBITDA increase of 35.5% to $7.1 million on Strong Revenue Growth and Gross Margin Expansion
November 2, 2021

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2022 Q2	FY 2021 Q2	$'s	%
Service Revenue	$29,544	$24,554	$4,990	20.3%
Cost of Service Revenue	19,832	16,654	3,178	19.1%
Gross Profit	$9,712	$7,900	$1,812	22.9%
Gross Margin	32.9%	32.2%

Selling, Marketing & Warehouse Expenses	$2,835	$2,427	$408	16.8%
General and Administrative Expenses	4,230	2,496	1,734	69.5%
Operating Income	$2,647	$2,977	$(330)	(11.1% )
% of Revenue	9.0%	12.1%

			Change
DISTRIBUTION	FY 2022 Q2	FY 2021 Q2	$'s	%
Distribution Sales	$20,843	$17,053	$3,790	22.2%
Cost of Distribution Sales	15,944	13,459	2,485	18.5%
Gross Profit	$4,899	$3,594	$1,305	36.3%
Gross Margin	23.5%	21.1%

Selling, Marketing & Warehouse Expenses	$2,139	$1,864	$275	14.8%
General and Administrative Expenses	1,829	1,629	200	12.3%
Operating Income	$931	$101	$830	821.8%
% of Sales	4.5%	0.6%

			Change
TOTAL	FY 2022 Q2	FY 2021 Q2	$'s	%
Total Revenue	$50,387	$41,607	$8,780	21.1%
Total Cost of Revenue	35,776	30,113	5,663	18.8%
Gross Profit	$14,611	$11,494	$3,117	27.1%
Gross Margin	29.0%	27.6%

Selling, Marketing & Warehouse Expenses	$4,974	$4,291	$683	15.9%
General and Administrative Expenses	6,059	4,125	1,934	46.9%
Operating Income	$3,578	$3,078	$500	16.2%
% of Revenue	7.1%	7.4%

Transcat Reports Second Quarter Adjusted EBITDA increase of 35.5% to $7.1 million on Strong Revenue Growth and Gross Margin Expansion
November 2, 2021

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
	FY 2022	FY 2021
SERVICE	YTD	YTD	$'s	%
Service Revenue	$57,101	$47,521	$9,580	20.2%
Cost of Service Revenue	38,637	33,552	5,085	15.2%
Gross Profit	$18,464	$13,969	$4,495	32.2%
Gross Margin	32.3%	29.4%

Selling, Marketing & Warehouse Expenses	$5,550	$4,775	$775	16.2%
General and Administrative Expenses	7,293	5,088	2,205	43.3%
Operating Income	$5,621	$4,106	$1,515	36.9%
% of Revenue	9.8%	8.6%

			Change
	FY 2022	FY 2021
DISTRIBUTION	YTD	YTD	$'s	%
Distribution Sales	$41,076	$32,990	$8,086	24.5%
Cost of Distribution Sales	31,409	26,056	5,353	20.5%
Gross Profit	$9,667	$6,934	$2,733	39.4%
Gross Margin	23.5%	21.0%

Selling, Marketing & Warehouse Expenses	$4,421	$3,590	$831	23.1%
General and Administrative Expenses	3,600	3,408	192	5.6%
Operating Income	$1,646	$(64)	$1,710	2671.9%
% of Sales	4.0%	(0.2% )

			Change
	FY 2022	FY 2021
TOTAL	YTD	YTD	$'s	%
Total Revenue	$98,177	$80,511	$17,666	21.9%
Total Cost of Revenue	70,046	59,608	10,438	17.5%
Gross Profit	$28,131	$20,903	$7,228	34.6%
Gross Margin	28.7%	26.0%

Selling, Marketing & Warehouse Expenses	$9,971	$8,365	$1,606	19.2%
General and Administrative Expenses	10,893	8,496	2,397	28.2%
Operating Income	$7,267	$4,042	$3,225	79.8%
% of Revenue	7.4%	5.0%